                            EXHIBIT 4

               AMENDMENT NO. 1 TO CREDIT AGREEMENT

                         AMENDMENT NO. 1

                  dated as of October 21, 1994

                               to

                        CREDIT AGREEMENT

                  dated as of November 18, 1992


          THIS AMENDMENT NO. 1 (this "Amendment"), dated as of October 21, 1994, among THE BLACK & DECKER CORPORATION, a Maryland corporation, BLACK & DECKER HOLDINGS INC., a Delaware corporation, BLACK & DECKER GmbH, a corporation organized under the laws of Germany, DOM SICHERHEITSTECHNIK GmbH & CO. KG, a limited partnership organized under the laws of Germany, BLACK & DECKER (FRANCE) S.A.R.L., a corporation organized under the laws of France (the "Borrowers"), the banks listed on the signature pages hereof (the "Banks"), CHEMICAL BANK, CREDIT SUISSE and THE BANK OF NOVA SCOTIA, as Managing Agents, and CREDIT SUISSE, as Administrative Agent, with capitalized terms used herein and not otherwise defined having the meaning ascribed thereto in the Credit Agreement hereinafter referred to,

                       W I T N E S E T H:

          WHEREAS, the Borrowers, the Banks, the Managing Agents and the Administrative Agent have entered into a Credit Agreement dated as of November 18, 1992 (the "Credit Agreement");

          WHEREAS, the Borrowers, the Banks, the Managing Agents and the Administrative Agent have agreed to the amendments to the Credit Agreement more fully set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BDC and the Foreign Borrowers, the Banks, the Managing Agents and the Administrative Agent agree as follows:

          1. Amendments. Upon and after this Amendment becomes effective, the Credit Agreement shall be amended as follows:

          (a) Section 1.06(b) shall be amended to read in its entirety as follows:

               "The full unused amount of the Commitments will be available for Credit Extensions to BDC. No Bank, however, shall have any obligation to make any Credit Extension to any Foreign Borrower if after giving effect to such Credit Extension and any other Credit Extensions then outstanding or to be made on the same date and to any payment of Credit Extensions on such date, the aggregate Principal Credit Exposure of the Banks to the Foreign Borrowers would exceed the aggregate Credit Extension limit for the Foreign Borrowers as provided for in this Section 1.06(b). The aggregate Credit Extension limit for the Foreign Borrowers shall be $560,000,000, provided that no Foreign Borrower shall request, and no Bank shall be obligated to make, RC Loans to any Foreign Borrower in an amount in excess of
     (A) the amount authorized in the certified resolutions of such Foreign Borrower delivered to the Administrative Agent pursuant to Section 2.01(a) or in any certified resolution of such Foreign Borrower delivered to the Administrative Agent at any time thereafter or (B) an amount which will cause the stated principal amount of any Note delivered by a Borrower to a Bank pursuant to Section 1.13 to be less than such Bank's pro rata share of the RC Loans to such Borrower, and provided further that BDHI shall not request an RC Loan or request the purchase of a Discounted Note, and no Bank shall be obligated to make an RC Loan to BDHI or purchase a Discounted Note from BDHI, if the aggregate principal amount of all RC Loans outstanding to BDHI and of all outstanding Discounted Notes, after giving effect to such new RC Loan or such newly issued Discounted Note, would be in excess of the amount authorized in the certified resolutions of BDHI delivered to the Administrative Agent pursuant to Section 2.01(a) or in any certified resolution of BDHI delivered to the Administrative Agent at any time thereafter. Any Foreign Borrower to which no Credit Extensions are outstanding will at that time cease to be a Foreign Borrower but such Person may again become a Foreign Borrower by delivering written notice to such effect to the Administrative Agent provided that (i) such Person is a Subsidiary of BDC, (ii) the Administrative Agent shall have received certificates, opinions and other documents of the type delivered to the Administrative Agent pursuant to
     Section 2.01(a)(i)-(vi) with respect to such Person and
     (iii) such Person shall have furnished to each Bank the financial statements required by Section 4.20 for the period from the date such Person ceased being a Foreign Borrower to the date such Person again became a Foreign Borrower."

          (b)  Section 1.11(b) shall be amended by deleting
     "0.25%" and inserting "0.175%" in lieu thereof.

          (c) Section 9.01 shall be amended by amending the definition of "Credit Extension Percentage" to read in its entirety as follows:

               "'Credit Extension Percentage'" means, on any day,
     (a) with respect to each Foreign Borrower, the Dollar principal amount of the Credit Extensions outstanding to such Foreign Borrower on such day divided by the aggregate amount of the Commitments on such day and (b) with respect to BDC, the aggregate amount of the Commitments on such day minus the principal amount of the Credit Extensions outstanding at such time to the Foreign Borrowers under
     Section 1.06(b), divided by the aggregate amount of the Commitments on such day.

          (d) Section 9.01 shall be further amended by amending the definition of "Eurodollar Rate Margin" by (i) deleting "0.50%" and inserting "0.4375%" in lieu thereof and (ii) by deleting "0.375%" and inserting "0.325%" in lieu thereof, provided that this amendment to the definition of "Eurodollar Rate Margin" shall not become effective with regard to any Discount Note that is issued or outstanding on the Amendment Effective Date.

          (e) Section 9.01 shall be further amended by redesignating clause "m" of the definition of "Permitted
     Lien" as clause "n" and by inserting a new clause "m" as follows: ", (m) liens granted by PRC Inc. or its Subsidiaries to secure reimbursement obligations with respect to surety or performance bonds issued at the request of PRC Inc. or its Subsidiaries."

          (f) Section 9.01 shall be further amended by adding the definition of "Majority Owned Subsidiary" that reads in its entirety as follows:

          "'Majority Owned Subsidiary' means, at any time, any Subsidiary at least 80% of all voting stock and at least 80% of all other ownership interests and rights to acquire ownership of which are, directly or indirectly, owned or controlled by BDC or one or more Wholly Owned Subsidiaries."

          (g)  Section 3.10 shall be amended by deleting the word
     "Wholly" and inserting the word "Majority" in lieu thereof.

          2.  Amendment Effective Date.

          This Amendment shall become effective as of the date first written above, but shall not become effective as of such date until the date (the "Amendment Effective Date") on which this Amendment has been executed by the Borrowers, the Banks, the Managing Agents and the Administrative Agent, and the Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

               (i) either (x) a certificate of an appropriate officer of each Borrower, dated the Amendment Effective Date, to the effect that the resolutions, constitutional documents and bylaws delivered by such Borrower pursuant to
     Section 2.01(a) of the Credit Agreement remain in full force and effect and have not been modified since the Agreement Date or (y) a certified copy of any such modification;

               (ii) in the case of each Borrower organized under the laws of a jurisdiction that provides good standing or comparable certificates, such a certificate with respect to such Borrower, issued as of a recent date by the Secretary of State or other appropriate official of such jurisdiction;


              (iii) an opinion of counsel for each Borrower, dated the Agreement Date, in form and substance satisfactory to the Administrative Agent; and

               (iv) an opinion of special New York counsel for each Borrower, dated the Agreement Date, in form and substance satisfactory to the Administrative Agent.

          3. Representations and Warranties. In order to induce each Bank to enter into this Amendment and to make each Credit
Extension requested to be made by it under the Credit Agreement as amended by this Amendment, each Borrower represents and warrants as follows:

          (a) Organization; Power; Qualification. Such Borrower and its Significant Subsidiaries (a) are duly organized, validly existing and, to the extent such concept is applicable to such organizations, in good standing under the laws of their respective jurisdictions of organization, (b) have the power and authority to own their respective properties and to carry on their respective businesses as now being and hereafter proposed to be conducted and (c) to the extent such concepts are applicable to such organizations, are duly qualified and in good standing as foreign organizations, and are authorized to do business, in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on BDC and its Subsidiaries taken as a whole.

          (b) Authorization; Enforceability; Required Consents; Absence of Conflicts. Such Borrower and each of its Subsidiaries has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) to authorize it, to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended by this Amendment, in accordance with its terms. This Amendment has been duly executed and delivered by such Borrower and each of this Amendment, and the Credit Agreement as amended by this Agreement, is, a legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity. The execution, delivery and performance in accordance with its terms by such Borrower of this Amendment and the performance of the Credit Agreement as amended by this Amendment will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval of the stockholders of such Borrower or any of its Subsidiaries, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Amendment Effective Date, are listed on Schedule
3.02 to the Credit Agreement, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of such Borrower or any of its Subsidiaries under, (i) any Contract to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their respective properties may be bound or (ii) any Applicable Law.

          4. Survival. Each of the foregoing representations and warranties shall be made at and as of the date this Amendment becomes effective. Each of the representations and warranties made under the Credit Agreement as amended by this Amendment (and including those made herein) shall survive to the extent provided in the Credit Agreement and not be waived by the execution and delivery of this Amendment, or any investigation by the Managing Agents, the Administrative Agent or the Banks or any of them.

          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New
York (without giving effect to its choice of laws principles).

          6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          7. Reference to Agreement. From and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified and amended by this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers all as of the date above first written.


                              THE BLACK & DECKER CORPORATION


                              By  /S/
                                 Name:
                                 Title:


                              BLACK & DECKER HOLDINGS INC.


                              By  /S/
                                 Name:
                                 Title:


                              BLACK & DECKER GmbH


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              DOM SICHERHEITSTECHNIK GmbH &
                              CO. KG

                              By DOM Sicherheitstechnik GmbH


                              By  /S/
                                 Name:
                                 Title:


                              BLACK & DECKER (FRANCE) S.A.R.L.


                              By  /S/
                                 Name:
                                 Title:

                              CREDIT SUISSE,
                                  as Administrative Agent, as a
                                  Managing Agent and as a Bank


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              CHEMICAL BANK,
                                 as a Managing Agent and as a
                                 Bank


                              By  /S/
                                 Name:
                                 Title:


                              THE BANK OF NOVA SCOTIA,
                                 as a Managing Agent and as a
                                 Bank


                              By  /S/
                                 Name:
                                 Title:


                              CANADIAN IMPERIAL BANK OF COMMERCE


                              By  /S/
                                 Name:
                                 Title:


                              LTCB TRUST COMPANY


                              By  /S/
                                 Name:
                                 Title:

                              BANK OF AMERICA, NT & SA


                              By  /S/
                                 Name:
                                 Title:


                              CITIBANK, N.A.


                              By  /S/
                                 Name:
                                 Title:


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By  /S/
                                 Name:
                                 Title:


                              THE FUJI BANK, LTD.


                              By  /S/
                                 Name:
                                 Title:


                              MIDLAND BANK PLC


                              By  /S/
                                 Name:
                                 Title:


                              NATIONSBANK OF NORTH CAROLINA, N.A.


                              By  /S/
                                 Name:
                                 Title:

                              COMMERZBANK AKTIENGESELLSCHAFT


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              DRESDNER BANK AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              THE INDUSTRIAL BANK OF JAPAN, LTD.


                              By  /S/
                                 Name:
                                 Title:


                              SOCIETE GENERALE


                              By  /S/
                                 Name:
                                 Title:

                              BANCA COMMERCIALE ITALIANA
                              NEW YORK BRANCH


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              BANK BRUSSELS LAMBERT
                              NEW YORK BRANCH


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              BANK OF MONTREAL


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:

                              BAYERISCHE VEREINSBANK AG
                              (UNION BANK OF BAVARIA)


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              THE DAI-ICHI KANGYO BANK, LIMITED
                              NEW YORK BRANCH


                              By  /S/
                                 Name:
                                 Title:


                              DG BANK DEUTSCHE
                              GENOSSENSCHAFTSBANK


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              ISTITUTO BANCARIO SAN PAOLO
                              DI TORINO, SPA


                              By  /S/
                                 Name:
                                 Title:


                              ROYAL BANK OF CANADA


                              By  /S/
                                 Name:
                                 Title:

                              THE SAKURA BANK, LIMITED


                              By  /S/
                                 Name:
                                 Title:


                              SKANDINAVISKA ENSKILDA BANKEN


                              By  /S/
                                 Name:
                                 Title:



                              By  /S/
                                 Name:
                                 Title:


                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE
                                NEW YORK BRANCH/CAYMAN
                                ISLANDS BRANCH


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              ABN AMRO BANK N.V.


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:

                              YASUDA TRUST AND BANKING


                              By  /S/
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK, N.A.


                              By  /S/
                                 Name:
                                 Title:


                              PNC BANK, N.A.


                              By  /S/
                                 Name:
                                 Title:


                              THE SUMITOMO BANK, LTD.


                              By  /S/
                                 Name:
                                 Title:


                              THE BANK OF CALIFORNIA


                              By  /S/
                                 Name:
                                 Title:


                              ARAB BANK PLC


                              By  /S/
                                 Name:
                                 Title:

                              MITSUI TRUST AND BANKING COMPANY


                              By  /S/
                                 Name:
                                 Title:


                              BANCO DI NAPOLI


                              By  /S/
                                 Name:
                                 Title:


                              By  /S/
                                 Name:
                                 Title:


                              THE NORTHERN TRUST COMPANY


                              By  /S/
                                 Name:
                                 Title:


                              DAIWA BANK TRUST COMPANY


                              By  /S/
                                 Name:
                                 Title:


                              AUSTRALIA AND NEW ZEALAND BANKING
                              GROUP LTD


                              By  /S/
                                 Name:
                                 Title: